                                                                   EXHIBIT 10.14

                        TECHTEAM GLOBAL, INC. EXECUTIVE
                             ANNUAL INCENTIVE PLAN



PURPOSE

The Annual Incentive Plan (AIP) has been established to provide opportunities to certain key senior management employees to receive incentive compensation as a reward for high levels of corporate performance as well as individual performance that exceeds the ordinary standards compensated through base salary. The AIP is designed to provide competitive rewards to recognize key senior management employees who achieve or exceed performance objectives.

ELIGIBLE EMPLOYEES

Participation is limited to those key executives that have the potential to significantly and positively influence the performance of the Company or business unit for which they are responsible. "Eligible Employees" are the Chief Executive Officer, Vice Presidents and Director-level employees. Employees eligible for any other incentive plan, commission or bonus plan, are not eligible to participate in the AIP.

MEASUREMENT PERIOD

Calendar Year

BONUS POOL

The AIP is funded by the Bonus Pool. The Bonus Pool will be 25% of the Adjusted Net Income of the Company for the Measurement Period. Adjusted Net Income is defined as the reported net income of the Company, before the recognition of the expense and the associated tax benefit of the Bonus Pool, and excluding net interest income or expense and the associated tax liability or benefit resulting from that net interest income or expense.

DETERMINATION OF BONUS PAYMENT

The AIP bonus payable to an Eligible Employee will be calculated based on the Company's achievement of Target Operating Income and Target Revenue Growth and the Eligible Employee's achievement of his/her Individual Target Objectives.

Corporate Objectives

Target Operating Income is defined as Operating Income as reported and specified in the Company's quarterly Form 10-Q and annual Form 10-K filings with the SEC

Target Revenue Growth is defined as base and organic growth without acquisitions.

The Target Operating Income and Target Revenue Growth will be established during the Business Planning sessions and approved by the Board of Directors.

Individual Objectives

These are specific, quantifiable, measurable, financial or non-financial objectives related to an Eligible Employee's performance during the Measurement Period. An Eligible Employee's performance will be evaluated by the individual's direct supervisor and are subject to approval by the Chief Executive Officer.

BONUS WILL NOT BE PAID FOR MEETING ANY LEVEL OF TARGET REVENUE GROWTH IF OPERATING INCOME TARGET IS NOT ACHIEVED.

The Eligible Employee and his/her manager, in conjunction with a review of the Business Plan, shall establish individual objectives that will be reviewed for the purpose of the bonus. A minimum of three (3) individual objectives should be established. Objectives should be agreed upon by January 1.

BONUS TARGETS

Each participant in the AIP has a Bonus Target. The Bonus Target is a percentage of the Eligible Employee's salary and is the baseline by which the bonus will be calculated. The table below sets forth the Target Bonus as a percentage of salary and the weight each objective will have in determining the size of the Eligible Employee's bonus.

BONUS TARGETS AS A PERCENTAGE OF SALARY AND WEIGHTING OF OBJECTIVES

                                               OPERATING INCOME                            INDIVIDUAL
                             BONUS TARGET AS    OBJECTIVE AS A     REVENUE OBJECTIVE     OBJECTIVES AS A
                             A PERCENTAGE OF     PERCENTAGE OF    AS A PERCENTAGE OF      PERCENTAGE OF
          TITLE                BASE SALARY        TOTAL BONUS         TOTAL BONUS          TOTAL BONUS
--------------------------------------------------------------------------------------------------------
President and CEO                  45%                60%                 20%                  20%
--------------------------------------------------------------------------------------------------------
Vice President  - COO,             40%                60%                 20%                  20%
CFO, Sales, and
Operations
--------------------------------------------------------------------------------------------------------
Vice President - other             25%                40%                 20%                  40%
than stated above
--------------------------------------------------------------------------------------------------------
Director Level                     10%                30%                 20%                  50%
--------------------------------------------------------------------------------------------------------

A Bonus Target may be increased or decreased based upon performance. The following tables set forth the levels of performance for each objective upon which the Bonus Target will be increased or decreased.

RATING FOR MEETING TARGET OPERATING INCOME                 BONUS LEVEL FOR TARGET OPERATING INCOME
--------------------------------------------------------------------------------------------------
150% or more of Target achieved                                            200%
--------------------------------------------------------------------------------------------------
125% of Target achieved                                                    150%
--------------------------------------------------------------------------------------------------
100% of target achieved                                                    100%
--------------------------------------------------------------------------------------------------
80% of target achieved                                                      50%
--------------------------------------------------------------------------------------------------

         - Target Operating Income Objectives may be different than the approved budgeted Operating Income. Management will recommend the annual Target Operating Income for the AIP calculation to the Board of Directors.

         - Performance that falls between the ranges specified will be interpolated and calculated according to actual achievement.

         - Operating Income is Operating Income as reported and specified in the Company's quarterly Form 10-Q and annual Form 10-K filings with the SEC.

      RATING FOR TARGET REVENUE GROWTH                       BONUS LEVEL FOR TARGET REVENUE GROWTH
--------------------------------------------------------------------------------------------------
150% or more of Target Revenue Growth achieved                                200%
--------------------------------------------------------------------------------------------------
125% of Target Revenue Growth achieved                                        150%
--------------------------------------------------------------------------------------------------
100% of Target Revenue Growth achieved                                        100%
--------------------------------------------------------------------------------------------------
80% of Target Revenue Growth achieved                                          50%
--------------------------------------------------------------------------------------------------

- Revenue growth is based on organic and base growth and not acquisition revenue.

- Performance that falls between the ranges specified will be interpolated and calculated according to actual achievement.

- BONUS WILL NOT BE PAID FOR MEETING ANY LEVEL OF TARGET REVENUE GROWTH IF OPERATING INCOME TARGET IS NOT ACHIEVED.

   RATING FOR MEETING INDIVIDUAL KEY TARGET OBJECTIVES               BONUS LEVEL FOR INDIVIDUAL TARGETS
-------------------------------------------------------------------------------------------------------
Exceeds All Key Target Objectives                                                  125%
-------------------------------------------------------------------------------------------------------
Meets All Key Target Objectives                                                    100%
-------------------------------------------------------------------------------------------------------
Meets Majority of Key Target Objectives                                             75%
-------------------------------------------------------------------------------------------------------
Unacceptable Performance on Objectives                                               0%
-------------------------------------------------------------------------------------------------------

         - BONUS WILL NOT BE PAID FOR MEETING ANY LEVEL OF INDIVIDUAL TARGETS IF OPERATING INCOME TARGET IS NOT ACHIEVED.

BONUS CALCULATION FORMULA

Bonus = (Base Salary * Bonus Target * Operating Income Weighting * Target Operating Income Factor) + (Base Salary * Bonus Target * Revenue Growth Weighting * Target Revenue Growth Factor) + (Base Salary * Target Bonus * Individual Objectives Weighting * Individual Objectives Factor)

EXAMPLE FOR VICE PRESIDENT - OTHER

Employee earns $100,000
Target bonus is 25% of base salary: $25,000
Bonus Target for Target Operating Income is $7,500  (40%)
Bonus Target for Target Corporate Revenue Growth is $2,500  (20%)
Bonus Target for meeting Individual Objectives is $15,000  (40%)

If the company meets 100% of the Target Operating Income and 125% of the Target Revenue Growth and the Eligible Employee meets all key Individual Objectives, the bonus would be calculated as follows in this example:

($100,000 * 0.25 * 0.40 * 1.00) + ($100,000 * 0.25 * 0.20 * 1.5) + ($100,000 *
0.25 * 0.40 * 1.0) = $10,000 + $7,500 + $10,000 = $27,500

PAYMENT TERMS

Bonus payments will be made no later than March 15, subject to change due to IRS regulations. Bonuses will be paid as cash bonuses subject to all required tax withholdings as required by the IRS or other local regulations. Employees must be actively employed with TechTeam at the time of payment in order to receive payment. Employees hired after January 1 and before July 1 of the current Measurement Period may receive bonuses at the discretion of the CEO and on a pro-rated basis.

DETERMINATION OF BONUS

An Employee shall be eligible to receive a bonus if targets have been met or exceeded under the formula set forth above. The Chief Financial Officer shall be responsible for determining whether the financial objectives have been met for the purpose of the calculation of the bonus. The CFO shall report to the Compensation Committee on the findings. The Vice President of Human Resources shall be responsible for obtaining the ratings associated with the achievement of the individual objectives.

The Chief Executive Officer, in conjunction with the Chief Financial Officer and Vice President of Human Resources, shall prepare for the Compensation Committee a recommendation for the bonuses for all Company officers. As soon as practicable after the close of the Measurement Period, the Compensation Committee shall meet to review and certify in writing, whether, and to what extent, the objectives for the

Measurement Period have been achieved. If achieved, the Compensation Committee shall certify in writing the amount of the bonus earned by the executive. Prior to the Compensation Committee's certification, publication of bonus amounts is not permitted.

The Compensation Committee reserves the right to distribute bonus payments, outside of the guidelines of this plan, if, during any Measurement Period, there exist extraordinary circumstances beyond management control that have a negative effect on the Company's operating income and revenue growth. The CEO could make a request for bonuses and provide the rationale for said bonuses, the persons recommended to receive a bonus and the amount of the bonuses to the Compensation Committee. The Compensation Committee would then be responsible to approve, modify or reject the proposal.

REVIEW OF LIABILITIES

The Chief Financial Officer and Vice President of Human Resources shall meet quarterly to review the status of the plan and record any required liabilities and reserves associated with the plan.

ADMINISTRATION AND MAINTENANCE OF THE PLAN

The Vice President of Human Resources shall be responsible for the administration and maintenance of the plan.

TERMINATION OF EMPLOYMENT

No bonus will be paid to any individual who is not an employee of the Company on the day of payment. In the event of death during the Measurement Period, the bonus shall be paid to the individual's beneficiary and shall be pro-rated based on the individual's active status and paid at the time of all other bonus payments but not later than March 15. In the event of total disability during the Measurement Period, the bonus shall be based on the individual's pro-rated active status during the Measurement Period.

ENTITLEMENT AND FUNDING

No individual has an earned or vested entitlement to any bonus. No bonuses are earned until approved by the Committee and paid. Nothing in this Plan will require the Company to purchase assets or place assets in trust or other entity to which contributions are made or otherwise segregate assets for the purpose of satisfying obligations under the Plan. Individuals will have no rights under the Plan other than as unsecured general creditors.

RIGHT OF EMPLOYMENT

Nothing in this Plan will be construed as creating any contract of employment, conferring upon any individual any right to continue in the employ or service of the Company, limit in any way the right of the Company to change the individual's compensation or other benefits, or to terminate employment or other service of such person with or without cause.

RIGHT TO AMEND OR TERMINATE

The Company reserves the right to amend or terminate the Plan at any time and in any respect.